UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 22, 2014 (Date of earliest event reported)
Monarch Casino and Resort, Inc. (Exact name of registrant as specified in its charter)

NV (State or other jurisdiction of incorporation)	0-22088 (Commission File Number)	88-0300760 (IRS Employer Identification Number)

3800 S. Virginia Street (Address of principal executive offices)		89502 (Zip Code)
775-335-4600 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On October 22, 2014, Monarch Casino & Resort, Inc. (the "Company") issued a press release announcing its financial results for the quarter ended September 30, 2014. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure

In the Press Release, the Company also announced that, effective October 22, 2014, its Board of Directors authorized a program to repurchase up to 3,000,000 shares of the Company's outstanding common stock. The repurchase program is eligible to commence on October 27, 2014 and will continue until exhausted. Shares may be repurchased from time to time in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws. The actual timing, number and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of the Company's stock, general market and economic conditions and applicable legal requirements. This authorization does not obligate the Company to acquire any specific amount of common stock and the program may be suspended at the Company's discretion at any time.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
            99.1       Press Release of Monarch Casino and Resort, Inc. dated October 22, 2014

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2014	MONARCH CASINO AND RESORT, INC. By: /s/ Ronald Rowan Ronald Rowan CFO

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Monarch Casino and Resort, Inc. dated October 22, 2014